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                                 EXHIBIT 99.2

                FORM OF VOTING AGREEMENT AND IRREVOCABLE PROXY

                               VOTING AGREEMENT

          This VOTING AGREEMENT (this "Agreement") is made and entered into as
                                       ---------
of March 12, 2000 between Aspect Development Inc., a Delaware corporation ("Company"), and the undersigned stockholder ("Stockholder") of i2 Technologies,
---------                                      -----------
Inc., a Delaware corporation ("Parent").  Capitalized terms used and not
                               ------
otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

                                   RECITALS

          WHEREAS, pursuant to an Agreement and Plan of Reorganization dated as of March 12, 2000 by and among Parent, Hoya Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Company (such
                                          ----------
agreement as it may be amended is hereinafter referred to as the "Merger
                                                                  ------
Agreement"), Parent has agreed to acquire the outstanding securities of Company
---------
pursuant to a statutory merger of Merger Sub with and into Company (the "Merger") in which outstanding shares of capital stock of Company will be
 ------
converted into shares of common stock of Parent as set forth in the Merger Agreement (the "Transaction");
                -----------

          WHEREAS, in order to induce Company to enter into the Merger Agreement and consummate the Transaction, Parent has agreed to use its commercially reasonable efforts to cause each stockholder of Parent who is an officer or director of Parent to execute and deliver to Company a Parent Voting Agreement upon the terms set forth herein; and

          WHEREAS, Stockholder is the registered and beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of capital stock of Parent (which capital stock (i) includes the shares referred to on the signature page hereto and (ii) is referred to herein as the "Shares").
                                       ------

          NOW, THEREFORE, the parties agree as follows:

          1.   Agreement to Retain Shares.
               --------------------------

          1.1   Transfer and Encumbrance.
                ------------------------

(a) Stockholder represents and warrants to Company that (i) Stockholder is the beneficial owner of the Shares; (ii) the Shares constitute Stockholder's entire interest in the outstanding capital stock and voting securities of Parent; (iii) the Shares are, and will be at all times up until the Expiration Date, free and clear of any liens, claims, options, charges or other encumbrances; and (iv) Stockholder's principal residence or place of business is accurately set forth on the signature page hereto.

(b) Stockholder agrees not to permit to be transferred (except as may be specifically required by court order or by operation of law, in which case the transferee shall agree to be bound hereby), sold, exchanged, pledged or otherwise disposed of or encumbered any Shares or any New Shares (as defined below), at any time prior to the Expiration Date.
                                                              ---------------
          As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Effective Time or (ii) termination of the Merger Agreement in accordance with the terms thereof.
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          1.2     New Shares.  Stockholder agrees that any shares of capital
                  ----------
stock or voting securities of Parent that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject
                                                  ----------
to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

          2.   Agreement to Vote Shares.  Prior to the Expiration Date, at every
               ------------------------
meeting of the stockholders of Parent at which any of the following matters is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Parent with respect to any of the following matters, Stockholder shall cause the Shares and any New Shares to be voted (i) in favor of approval of the issuance of shares of Parent Common Stock pursuant to the Merger Agreement and in favor of any proposal or action which would, or could reasonably be expected to, facilitate the Merger, (ii) against any liquidation or winding up of Parent, and
(iii) against any other proposal or action which would, or could reasonably be expected to, impede, frustrate, prevent, prohibit, delay or discourage the Merger. Prior to the Expiration Date, Stockholder, as the holder of voting stock of Parent, shall be present, in person or by proxy, and Stockholder shall use Stockholder's best efforts to cause each other holder of record of any Shares or New Shares to be present, in person or by proxy, at all meetings of stockholders of Parent at which any matter referred to in this Section 2 is to be acted upon, so that all Shares and New Shares are counted for the purposes of determining the presence of a quorum at such meetings. Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Stockholder from (i) acting in his capacity as a director or officer of Parent, to the extent applicable, it being understood that this Agreement shall apply to Stockholder solely in his capacity as a stockholder of Parent or (ii) voting in his sole discretion on any matter other than those matters referred to in this Section 2.

          3.   Irrevocable Proxy.  Stockholder hereby agrees to timely cause to
               -----------------
be delivered to Company one or more duly executed proxies in the form attached hereto as Annex A (the "Proxy") by all record holders of all Shares and New
                        -----
Shares, such Proxy to cover the voting of all Shares and all New Shares prior to the Expiration Date. In the event that Stockholder is unable to cause any such Proxy to be provided in a timely manner, Stockholder hereby grants (and shall immediately cause any such record holders to grant) Company and such other record holders a power of attorney to execute and deliver such Proxy for and on behalf of Stockholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other impediment of Stockholder and such other record holders. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes or shall immediately cause to be revoked any and all prior proxies or powers of attorney given by Stockholder or any other person or entity with respect to voting of the Shares on the matters referred to in Section 2 and agrees not to permit to be granted any subsequent proxies or powers of attorney with respect to the voting of the Shares or any New Shares on the matters referred to in Section 2 until after the Expiration Date.

          4.   Representations, Warranties and Covenants of Stockholder.
               --------------------------------------------------------
Stockholder hereby represents, warrants and covenants to Company as follows:

(a) Stockholder has full power and legal capacity to execute and deliver this Agreement and the Proxy and to perform its obligations hereunder and thereunder. This Agreement and the Proxy have been duly and validly executed and delivered by Stockholder and constitute the valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement and the Proxy by Stockholder does not, and the performance of Stockholder's obligations hereunder and thereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares or New Shares are or will be bound or affected.

(b) Stockholder understands and agrees that if Stockholder or any other record holder of any Shares or New Shares attempts to transfer, vote or provide any other person with the authority to vote any of the Shares or New Shares other than in compliance with this Agreement, Parent shall not, and Stockholder hereby unconditionally and irrevocably instructs Parent to not, permit any such transfer on its books and records, issue a new certificate representing any of the Shares or New Shares or record such vote unless and until Stockholder shall have complied with the terms of this Agreement.

          5.       Additional Documents. Stockholder hereby covenants and agrees
                   --------------------
to (a) execute and deliver any additional documents (including correspondence addressed to the NASD or other applicable Governmental Entity or regulatory body) necessary or desirable, in the reasonable opinion of Company, to carry out the purpose and intent of this Agreement and (b) to take such actions as Company may request in good faith for the purpose of helping Parent to obtain an exemption from compliance with applicable stockholder voting requirements of the NASD in connection with the Merger, or otherwise to make arrangements such that Parent need not solicit the vote or hold a meeting of its stockholders in connection with the Merger or the issuance of shares of Parent Common Stock pursuant thereto. Stockholder shall promptly inform Company of any communication received by Stockholder from the NASD or other applicable Governmental Entity or regulatory body relating to any of the matters referred to in this Section 5, and Stockholder shall not communicate with the NASD or other applicable Governmental Entity or regulatory body with respect to any of the matters referred to in this Section 5 without Company's prior written consent.

          6.   Consent and Waiver. Stockholder hereby gives any consents or
               ------------------
waivers that are reasonably required for the consummation of the Transaction under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have provided, however, that Stockholder shall not be required by this Section 6 to give any consent or waiver in his capacity as a director or officer of Parent.

          7.   Termination. This Agreement and the Proxy delivered in connection
               -----------
herewith and all obligations of Stockholder hereunder and thereunder shall terminate and shall have no further force or effect as of the Expiration Date.

          8.   Confidentiality. Stockholder agrees (i) to hold any information
               ---------------
regarding this Agreement and the Transaction in strict confidence, and (ii) not to divulge any such information to any third person, except to the extent any of the same is hereafter publicly disclosed by Parent.

          9.   Miscellaneous.
               -------------

          9.1  Severability. If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the

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terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          9.2   Binding Effect and Assignment. This Agreement and all of the
                -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind Stockholder solely as a securityholder of Parent only with respect to the specific matters set forth herein.

          9.3   Amendment and Modification. This Agreement may not be modified,
                --------------------------
amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

          9.4   Specific Performance; Injunctive Relief. The parties hereto
                ---------------------------------------
acknowledge that Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Company upon any such violation, Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Company at law or in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

          9.5   Notices. All notices, requests, demands or other communications
                -------
that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered, if delivered by hand, (b) one business day after transmitted, if transmitted by a nationally recognized overnight courier service, (c) when telecopied, if telecopied (which is confirmed), or (d) three business days after mailing, if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses:

(a) If to Stockholder, at the address set forth below Stockholder's signature at the end hereof.

(b)       If to Company, to:

               Aspect Development Inc.
               1395 Charleston Road
               Mountain View, CA 94043
               Attention: Chief Executive Officer
               Facsimile No: (650) 968-4334
               Telephone No: (650) 428-2700

               with a copy to:

               Cooley Godward LLP
               3175 Hanover Street
               Palo Alto, California 94303
               Attention: Richard Climan, Esq. and Keith Flaum, Esq. Facsimile No.: (650) 849-7400
               Telephone No.: (650) 843-5000

or to such other address as any party hereto may designate for itself by notice given as herein provided.

          9.6   Governing Law. This Agreement shall be governed by, construed
                -------------
and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

          9.7   Entire Agreement. This Agreement and the Proxy contain the
                ----------------
entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

          9.8   Counterpart. This Agreement may be executed in several
                -----------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          9.9   Effect of Headings. The section headings herein are for
                ------------------
convenience only and shall not affect the construction or interpretation of this Agreement.



                           [Signature Page Follows]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

ASPECT DEVELOPMENT INC.                 STOCKHOLDER


By:__________________________           ______________________________________
Name:________________________           (Signature)
Title:_______________________


                                        ______________________________________
                                        (Signature of Spouse)


                                        ______________________________________
                                        (Print Name of Stockholder)


                                        ______________________________________
                                        (Print Street Address)


                                        ______________________________________
                                        (Print City, State and Zip)


                                        ______________________________________
                                        (Print Telephone Number)


                                        ______________________________________
                                        (Social Security or Tax I.D. Number)


Total Number of Shares of Parent Common Stock owned on the date hereof:

Common Stock:___________________________________

State of Residence:___________________________________




                  [SIGNATURE PAGE TO PARENT VOTING AGREEMENT]

                                                                         ANNEX A
                                                                         -------


                               IRREVOCABLE PROXY

                               TO VOTE STOCK OF

                             i2 TECHNOLOGIES, INC.



          The undersigned stockholder of i2 Technologies, Inc., a Delaware corporation ("Parent"), hereby irrevocably appoints the members of the Board of
              ------
Directors of Aspect Development Inc., a Delaware corporation ("Company"), and
                                                               -------
each of them, or any other designee of Company, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Parent that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Parent issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares
 ------
beneficially owned by the undersigned stockholder of Parent as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to the voting of any Shares on the matters referred to in the third full paragraph of this Irrevocable Proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to such matters until after the Expiration Date (as defined below).

          This Irrevocable Proxy is irrevocable, is coupled with an interest, and is granted in consideration of Company entering into that certain Agreement and Plan of Reorganization (the "Merger Agreement") by and among Parent, Hoya
                                 ----------------
Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Company, which Merger Agreement provides for the
         ----------
merger of Merger Sub with and into Company (the "Merger").  As used herein, the
                                                 ------
term "Expiration Date" shall mean the earlier to occur of (i) such date and time
      ---------------
as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

          The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of the stockholders of Parent and in every written consent in lieu of such meeting (i) in favor of approval of the issuance of shares of Parent common stock pursuant to the Merger Agreement and in favor of any proposal or action which would, or could reasonably be expected to, facilitate the Merger, (ii) against any liquidation or winding up of Parent, and (iii) against any other proposal or action which would, or could reasonably be expected to, impede, frustrate, prevent, prohibit, delay or discourage the Merger.

          The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

          All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

          If any term, provision, covenant or restriction of this Irrevocable Proxy is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Irrevocable Proxy shall remain in full force and effect and shall in no way be affected, impaired or invalidated.




                           [Signature Page Follows]

          This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated:   March __, 2000
                                        _____________________________________
                                        (Signature of Stockholder)


                                        _____________________________________
                                        (Print Name of Stockholder)


                                        Shares beneficially owned:


                                        _______________________ shares of
                                        Parent Common Stock



                     [SIGNATURE PAGE TO IRREVOCABLE PROXY]